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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1999 (except Note 12, as to which the
date is               , 2000), in the Registration Statement (Form S-1) and
related Prospectus of Neopoint, Inc.

                                          ERNST & YOUNG LLP

San Diego, California

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      The foregoing consent is in the form that will be signed upon the completion of certain events as described in Note 12 to the financial statements.

                                          /s/ ERNST & YOUNG LLP

San Diego, California

January 10, 2000